Exhibit 10.24
LOGMEIN, INC.
Nonstatutory Stock Option Agreement
Granted Under 2009 Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by LogMeIn, Inc., a Delaware corporation (the “Company”), on _________ ___, 20___ (the “Grant Date”) to _________, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2009 Stock Incentive Plan (the “Plan”), a total of ______ shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $___  per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on ______ ___, 20___ (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     (a) This option will become exercisable (“vest”) as to 25% of the original number of Shares at the end of each successive year following the Vesting Commencement Date (as defined below) until the fourth anniversary of the Vesting Commencement Date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean ______ ___, 20__.
     (b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
     (c) Upon the occurrence of a Sale (as defined below) of the Company, the vesting of this option under Section 2(a) above shall be accelerated in part so that the option shall become exercisable for an additional number of shares equal to 50% of the Shares that remain unvested hereunder. After such Sale, any remaining unvested Shares shall continue to vest as to 25% of the original number of Shares on each anniversary of the Vesting Commencement Date until all Shares are vested; provided, however, that this option shall be immediately exercisable in full if, within the 12-month period following the Sale, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined below) by the Company or the acquiring or succeeding corporation.
     (d) For purposes of this agreement, the following terms shall have the following meanings:

          (1) “Sale” shall mean the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the capital stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities (on an as-converted to Common Stock basis) entitled to vote generally in the election of directors of the (i) resulting, surviving or acquiring corporation in such transaction in the case of a merger, consolidation or sale of outstanding shares, or (ii) acquiring corporation in the case of a sale of assets).
          (2) “Good Reason” shall exist upon (i) mutual written agreement by the Participant and the Board of Directors of the Company that Good Reason exists; (ii) the relocation of the Company’s offices such that such Participant’s daily commute is increased by at least 100 miles without the written consent of the Participant; (iii) reduction of the Participant’s annual base salary without the prior consent of the Participant (other than in connection with, and substantially proportionate to, a general reduction by the Company of the annual base salary of its employees or officers); or (iv) demotion of the Participant to a position with responsibilities substantially less than such Participant’s current position without the prior consent of the Participant and such reduction remains in effect for fifteen (15) days following written notice by the Participant to the Company describing the reduction and referencing this section of this agreement.
          (3) If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean (i) fraud, misappropriation, embezzlement or other act of material misconduct against the Company including without limitation, unauthorized use or disclosure of Company or third party confidential information or trade secrets; (ii) conviction of any criminal act involving a felony or crime of moral turpitude including without limitation, misappropriation of funds or property; (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; (iv) any intentional or material failure to perform your obligations hereunder or material gross negligence in performance of such duties; (v) any continuing failure to perform your obligations hereunder or continuing negligence in performance of such duties after you have been informed in writing of your default in performing such duties and such failure or negligence continues for 30 days following such written notice; or (vi) any material breach of the terms of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted, which determination shall be conclusive.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship).
4. Withholding.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
5. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6. Provisions of the Plan.
     This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.
     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

LOGMEIN, INC.
By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2009 Stock Incentive Plan.

PARTICIPANT:

Address: